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                                                                     EXHIBIT 1.2

                                                                  EXECUTION COPY

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                         INTERMEDIA COMMUNICATIONS INC.





                                  $364,000,000
              12 1/4% Senior Subordinated Discount Notes due 2009





                  Senior Subordinated Note Purchase Agreement

                               February 19, 1999








                            BEAR, STEARNS & CO. INC.

                              MERRILL LYNCH & CO.

                              SALOMON SMITH BARNEY

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                            WARBURG DILLON READ LLC


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                         INTERMEDIA COMMUNICATIONS INC.

                                  $364,000,000
              12 1/4% Senior Subordinated Discount Notes Due 2009


                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                                              February 19, 1998
                                                             New York, New York

BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
SALOMON SMITH BARNEY
NATIONSBANC MONTGOMERY SECURITIES LLC
WARBURG DILLON READ LLC
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies & Gentlemen:

         Intermedia Communications Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., NationsBanc Montgomery Securities LLC and Warburg Dillon Read LLC (each, an "Initial Purchaser" and collectively, the "Initial Purchasers") $364,000,000 aggregate principal amount at maturity of 12 1/4% Senior Subordinated Discount Notes due 2009 subject to the terms and conditions set forth herein, which will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between the Company and SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee").

         1. Issuance of Senior Subordinated Notes. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Initial Purchasers $364,000,000 aggregate principal amount at maturity of 12 1/4% Senior Subordinated Discount Notes due 2009 (the "Senior Subordinated Notes"). The Senior Subordinated Notes are more fully described in the Offering Memorandum referred to below. For purposes of this Purchase Agreement (this "Agreement"), the term "Subsidiaries" shall mean the entities listed on Schedules 1 and 2 hereto. The Subsidiaries listed on Schedule 2 are in the process of being merged with and into the Company. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

         The proceeds to the Company from the sale to the Initial Purchasers of the Senior Subordinated Notes will be used for general corporate purposes, including working capital and operating losses, and to fund a portion of the cost of the acquisition or construction of Telecommunications Related Assets (as described in the Offering Memorandum).

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Senior Subordinated Notes shall bear the following legend:


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                           "THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY
                  HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES
                  ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY
                  EVIDENCED HEREBY OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR
                  NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE
                  REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES
                  TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (6) PURSUANT TO ANY
                  OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (5) OR (6), BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE
                  UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         2. Offering. The Senior Subordinated Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated February 8, 1999 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated February 19, 1999 the "Offering Memorandum"), relating to the Company and the Senior Subordinated Notes.

         The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Senior Subordinated Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"). Such QIBs shall be referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Senior Subordinated Notes to such Eligible Purchasers initially at a purchase price of 55.057% of the principal amount at maturity of such Senior Subordinated Notes. Such price may be changed at any time without notice.



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         Holders (including subsequent transferees) of the Senior Subordinated
Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, for so long as such Senior Subordinated Notes constitute "Transfer Restricted Securities" (as defined in such agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange (the "Exchange Offer") the Senior Subordinated Notes for a new issue of 12 1/4% Senior Subordinated Discount Notes due 2009 (the "Exchange Notes") to be offered in exchange for the Senior Subordinated Notes and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Senior Subordinated Notes, and to use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer. This Agreement, the Senior Subordinated Notes, the Indenture, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         3.       Purchase, Sale and Delivery.

                  (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, that amount of Senior Subordinated Notes set forth opposite its name on Schedule 3 hereto. The purchase price for the Senior Subordinated Notes shall be 53.818% of the principal amount at maturity thereof.

                  (b) Delivery to the Initial Purchasers of, and payment by the Initial Purchasers for, the Senior Subordinated Notes shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York time, on February 24, 1999 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

                  (c) One or more Senior Subordinated Notes in global form, (the "Global Securities"), registered in the name of Cede & Co. (the "Global Security Holder"), as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount at maturity corresponding to the aggregate principal amount at maturity of the Senior Subordinated Notes sold shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of immediately available funds to an account specified by the Company or as the Company may direct in writing, provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfers. The Global Securities shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         4. Agreements of the Company. The Company covenants and agrees with each of the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Subordinated



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Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that, in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Subordinated Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Senior Subordinated Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

                  (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

                  (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Senior Subordinated Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.



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                  (f)      Whether or not the transactions contemplated by this
Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky memoranda prepared and delivered in connection herewith and with the Exempt Resales,
(iii) the issuance, transfer and delivery by the Company of the Senior Subordinated Notes to the Initial Purchasers, (iv) the qualification or registration of the Senior Subordinated Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Senior Subordinated Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants,
(viii) all expenses and listing fees in connection with the application for quotation of the Senior Subordinated Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel to the Company) of the Company in connection with the approval of the Senior Subordinated Notes by DTC for "book-entry" transfer, (x) rating the Senior Subordinated Notes by rating agencies, (xi) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Senior Subordinated Notes, (xii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (ix) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Senior Subordinated Notes (other than out-of-pocket expenses incurred by the Initial Purchasers for travel, meals and lodgings).

                  (g) To use the proceeds from the sale of the Senior Subordinated Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Senior Subordinated Notes.

                  (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Senior Subordinated Notes.

                  (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Subordinated Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Senior Subordinated Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                  (k) For so long as any of the Senior Subordinated Notes remain outstanding and during any period in which the Company is not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB or beneficial owner of Senior Subordinated Notes in connection with any sale thereof and any prospective purchaser



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of such Senior Subordinated Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                  (l) In accordance with the terms of the Registration Rights Agreement, to cause the Exchange Offer to be made in the appropriate form to permit registered Senior Subordinated Notes to be offered in exchange for the Senior Subordinated Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (m) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Senior Subordinated Notes by DTC for "book-entry" transfer.

                  (n) To use its best efforts to effect the inclusion of the Senior Subordinated Notes in PORTAL and to obtain approval of the Senior Subordinated Notes by DTC for "book-entry" transfer.

                  (o) During a period of five years following the Closing Date, to deliver without charge to each of the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or its Subsidiaries, including without limitation, press releases.

                  (p) Prior to the Closing Date, to furnish to each of the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any consolidated financial statements or any unaudited interim financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                  (q) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Senior Subordinated Notes. Except as permitted by the Act, the Company will not distribute any preliminary offering memorandum, offering memorandum or other offering material in connection with the offering and sale of the Senior Subordinated Notes.

                  (r) To comply with the agreements in the Indenture, the Registration Rights Agreement, and any other Operative Document.

                  (s) Not to engage in any directed selling efforts with respect to the Senior Subordinated Notes within the meaning of Regulation S, and that the Company and each person acting on behalf of the Company has complied and will comply with the offering restrictions requirement of Regulation S.

         5.       Representations and Warranties.

                  (a) The Company represents and warrants to each of the Initial Purchasers that:



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                           (i)      The Preliminary Offering Memorandum and the
Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                           (ii)     When the Senior Subordinated Notes are
issued and delivered pursuant to this Agreement, no Senior Subordinated Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                           (iii)    Each of the Company and the Subsidiaries
listed on Schedule 1 (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (A) (as it relates to good standing) and (C), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Senior Subordinated Notes pursuant hereto or
(z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

                           (iv)     Each of the Subsidiaries listed on Schedule
2 (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (A) and
(C), where the failure to be validly existing, qualified or in good standing does not and could not reasonably be expected to individually or in the aggregate, result in a Material Adverse Effect.

                           (v)      The Company has no direct or indirect
subsidiaries as of the Closing Date other than the Subsidiaries. No Subsidiary listed on Schedule 2 hereto is material to the



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business and operations of the Company or is a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                           (vi)     All of the outstanding shares of capital
stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. As of the dates specified in the Offering Memorandum under the caption "Capitalization," on a combined basis, after giving effect to the issuance and sale of the Senior Subordinated Notes pursuant hereto and to the events stated therein, the Company had an authorized and outstanding consolidated capitalization as set forth therein.

                           (vii)    All of the outstanding capital stock of, or
other ownership interests in, the Subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance. Except as disclosed in the Offering Memorandum there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary (other than options issued pursuant to the Company's stock option plans, the 153,500 warrants each to purchase 4.38 shares of Common Stock, a warrant to purchase 200,000 shares of Common Stock, the 7% Series D Junior Convertible Preferred Stock (the "Series D Preferred Stock"), the 7% Series E Junior Convertible Preferred Stock (the "Series E Preferred Stock") and the 7% Series F Junior Convertible Preferred Stock (the "Series F Preferred Stock"), and noting that at present rights trade with the Common Stock).

                           (viii)   The Company has all requisite corporate
power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, and the other Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Subordinated Notes as provided herein and therein.

                           (ix)     This Agreement has been duly and validly
authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                           (x)      The Indenture has been duly and validly
authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Indenture.

                           (xi)     The Senior Subordinated Notes have been
duly and validly authorized by the Company, and have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar



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laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Senior Subordinated Notes.

                           (xii)    The Exchange Notes have been duly and
validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Exchange Notes.

                           (xiii)   The Registration Rights Agreement has been
duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a fair summary of the terms of the Registration Rights Agreement.

                           (xiv)    None of the Company or any Subsidiary is
and, after giving effect to the Offering, will not be (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company or any Subsidiary or any of their assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation that (i) could not reasonably be expected to have a Material Adverse Effect or (2) which is disclosed in the Offering Memorandum. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Offering Memorandum.

                           (xv)     None of (A) the execution, delivery or
performance by the Company of this Agreement and the other Operative Documents,
(B) the issuance and sale of the Senior Subordinated Notes and (C) the consummation by the Company and the Subsidiaries of the transactions described in the Offering Memorandum under the caption "Use of Proceeds" violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or any of their assets or properties, except in the case of clauses (ii), (iii) and (iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, (2) the issuance and sale of the Senior Subordinated Notes and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

                           (xvi)    There is (i) no action, suit or proceeding
before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any Subsidiary, threatened or contemplated to which the Company or any Subsidiary is a party or to which the business or property of the Company or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject or to which the business, assets, or property of the Company or any Subsidiary are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (w) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed, or (x) could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                           (xvii)   No action has been taken and no statute,
rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Senior Subordinated Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Senior Subordinated Notes or prevents or suspends the sale of the Senior Subordinated Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                           (xviii)  Except as set forth in the Offering
Memorandum, there is (i) no significant unfair labor practice complaint pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against the Company or any Subsidiary and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any Subsidiary that, in the case of clauses (i), (ii) or (iii), could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any Subsidiary. None of the Company or any Subsidiary has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees (except as set forth in the Offering Memorandum), (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clause (A), (B) or
(C) above could reasonably be expected to result in a Material Adverse Effect.

                           (xix)    None of the Company or any Subsidiary has
violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

                           (xx)     Each of the Company and the Subsidiaries has
(i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except as described in the Offering Memorandum or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and any Subsidiary is a party are valid and binding, and no default by the Company or any Subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and the Subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

                           (xxi)    Each of the Company and the Subsidiaries
owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it or its subsidiaries in connection with the businesses now operated by it or which are proposed to be operated by it or its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

                           (xxii)   None of the Company or any Subsidiary or,
to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company and any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction), which (i) might subject the Company or any Subsidiary, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or any Subsidiary or (iii) if not continued in the future, might have a Material Adverse Effect.

                           (xxiii)  All material tax returns required to be
filed by the Company and each of the Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any Subsidiary.

                           (xxiv)   None of the Company or any Subsidiary is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (xxv)    Except as disclosed in the Offering
Memorandum, there are no holders of securities of the Company or any Subsidiary who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any Subsidiary registers under the Act or analogous foreign laws and regulations securities held by them.

                           (xxvi)   Each of the Company and the Subsidiaries
maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                           (xxvii)  Each of the Company and the Subsidiaries
maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. None of the Company or any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

                           (xxviii) None of the Company or any Subsidiary has
(i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Senior Subordinated Notes or (ii) other than to the Initial Purchasers in connection with the transactions contemplated hereby, since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Senior Subordinated Notes or
(B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                           (xxix)   No registration under the Act of the Senior
Subordinated Notes is required for the sale thereof to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Senior Subordinated Notes in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Senior Subordinated Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Senior Subordinated Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (xxx)    Set forth on Schedule 4 hereto is a list of
each employee pension plan with respect to which the Company, or any corporation considered an affiliate of the Company within the meaning of
Section 407(d)(7) of ERISA (an "ERISA Affiliate"), is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Senior Subordinated Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon, and subject to the accuracy of and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

                           (xxxi)   Each of the Preliminary Offering Memorandum
and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                           (xxxii)  Subsequent to the respective dates as of
which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (i) none of the Company or any Subsidiary has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any Subsidiary has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and the Subsidiaries taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development that could reasonably be expected to result in a

Material Adverse Effect and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock, except for dividends paid in respect of the Series B Redeemable Exchangeable Preferred Stock due 2009 (the "Series B Preferred Stock") the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock.

                           (xxxiii) None of the execution, delivery and
performance of this Agreement, the issuance and sale of the Senior Subordinated Notes, the application of the proceeds from the issuance and sale of the Senior Subordinated Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                           (xxxiv)  To the best knowledge of the Company, each
of the accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The historical financial statements of the Company and its Subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and its Subsidiaries, as applicable.

                           (xxxv)   The Company does not intend to, nor does it
believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and the Subsidiaries, taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Senior Subordinated Notes, the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Senior Subordinated Notes, the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis, taking into account the projected capital requirements and capital availability.

                           (xxxvi)  Except pursuant to this Agreement, there
are no contracts, agreements or understandings between the Company and its Subsidiaries and any other person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Senior Subordinated Notes.

                           (xxxvii) Each certificate signed by any officer of
the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                           (xxxviii)Each of the Company and the Subsidiaries
have implemented Year 2000 compliance programs designed to ensure that each respective company's computer systems and applications will function properly beyond 1999. The Company believes that adequate resources have been allocated for this purpose and expects the Company's and the Subsidiaries' Year 2000 date conversion programs to be completed on a timely basis.

                           (xxxix)  The Company acknowledges that each Initial
Purchaser and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  (b) Each Initial Purchaser severally and not jointly represents, warrants and covenants to the Company and agrees that:

                           (i)      Such Initial Purchaser is a QIB, with such
knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Senior Subordinated Notes.

                           (ii)     Such Initial Purchaser (A) is not acquiring
the Senior Subordinated Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Senior Subordinated Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

                           (iii)    No form of general solicitation or general
advertising has been or will be used by any Initial Purchaser or any of their representatives in connection with the offer and sale of any of the Senior Subordinated Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (iv)     Each Initial Purchaser agrees that, in
connection with the Exempt Resales, it will solicit offers to buy the Senior Subordinated Notes only from, and will offer to sell the Senior Subordinated Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that
(A) it will offer to sell the Senior Subordinated Notes only to, and will solicit offers to buy the Senior Subordinated Notes only from, QIBs who in purchasing such Senior Subordinated Notes will be deemed to have represented and agreed that they are purchasing the Senior Subordinated Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (B) such Eligible Purchasers will acknowledge and agree that such Senior Subordinated Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (i) to the Company, (ii) pursuant to a registration statement that has been declared effective under the Act, (iii) to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A under the Act, (iv) to an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the transfer of the Senior Subordinated Notes (the form of which letter can be obtained from the Trustee) or (v) pursuant to any other available exemption from the registration requirements of the Act (and based on an opinion of counsel if the Company so requests), subject in each of the foregoing cases to the applicable state securities laws of any State of the United States or any other applicable jurisdiction and (C) the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902 of Regulation S with respect to the Senior Subordinated Notes and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                           (v)      Each Initial Purchaser understands that the
Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         6.       Indemnification.

                  (a)      The Company agrees to indemnify and hold harmless
(i) each Initial Purchaser, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that (i) any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from a preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser), from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Senior Subordinated Notes which are the subject thereof if it is finally judicially determined that such loss, liability, claim, damage or expense resulted solely from the fact that the Initial Purchaser sold Senior Subordinated Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of the Offering Memorandum, as so amended or supplemented, to such Initial Purchaser in accordance with this Agreement and (y) the Offering Memorandum, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have, including under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above, shall only be liable for
the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

         7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
Act) to which the Company and any Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Senior Subordinated Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Senior Subordinated Notes (net of discounts but before deducting expenses) received by the Company and (y) the discounts received by the Initial Purchasers, respectively. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the discount applicable to the Senior Subordinated Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

         8. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Senior Subordinated Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

                  (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Senior Subordinated Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Senior Subordinated Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or the Subsidiaries before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect or (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                  (d) Since the dates as of which information is given in the Offering Memorandum and except as contemplated by the Offering Memorandum,
(i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or the Subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any Subsidiary on any class of its capital stock, except for dividends paid in respect of the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, (iii) neither the Company nor any Subsidiary shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect.

                  (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) David C. Ruberg, Chairman of the Board, President and Chief Executive Officer and (ii) Robert M. Manning, Senior Vice President and Chief Financial Officer, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a),
(b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Kronish, Lieb, Weiner & Hellman LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

                  (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Kelley, Drye & Warren, special regulatory counsel to the Company, to the effect set forth in Exhibit B hereto.

                  (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                  (i) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants for the Company and its Subsidiaries, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company and its Subsidiaries contained in the Offering Memorandum.

                  (j) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (k) Prior to the Closing Date, the Company and the Subsidiaries shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (l) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (m) The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

         All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial

Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

         9. Initial Purchasers' Information. The Company and the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Senior Subordinated Notes set forth in the last two sentences of the second paragraph and the sixth and seventh paragraphs under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Senior Subordinated Notes to and by the Initial Purchasers. The representations contained in
Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

         11.      Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers any material adverse change shall have occurred, since the respective dates as of which information is given in the Offering Memorandum, in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and the Subsidiaries taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or, in the opinion of the Initial Purchasers, will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by Federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be , in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Senior Subordinated Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Senior Subordinated Notes as contemplated hereby.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to any of clauses (iii) or (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Senior Subordinated Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

         12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to the Initial Purchasers, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
Corporate Finance Department, telecopy number: (212) 272-3092, and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619, Attention: Chief Financial Officer, telecopy number: (813) 744-2470, with a copy to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, Attention:
Ralph J. Sutcliffe; provided, however, that any notice pursuant to Section 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Senior Subordinated Notes from the Initial Purchasers.

         14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                          [Signature pages to follow]

         If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    Intermedia Communications Inc.

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.



By:
   --------------------------------
   Name:
   Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED



By:
   --------------------------------
   Name:
   Title:


SALOMON SMITH BARNEY INC.



By:
   --------------------------------
   Name:
   Title:

NATIONSBANC MONTGOMERY SECURITIES LLC



By:
   --------------------------------
   Name:
   Title:


WARBURG DILLON READ LLC



By:
   --------------------------------
   Name:
   Title:

                                   SCHEDULE 1



Intermedia Communications Inc., a Virginia corporation
Intermedia Licensing Company
Intermedia Capital Inc.
DIGEX Incorporated
Shared Technologies Fairchild, Inc.
Shared Technologies Fairchild Telecom, Inc.
Shared Technologies Fairchild Communications Corp.
Access Network Services, Inc.
STF Canada Inc.
Access Virginia, Inc.
Netwave Systems, Inc.
Express Communications, Inc.
National Telecommunications of Florida, Inc.
NTC, Inc.

                                   SCHEDULE 2



Long Distance Savers of the Metroplex, Inc.
LDS of Tulsa (Limited Partnership)

                                   SCHEDULE 3


                                                                                          Principal Amount at
                                                                                          Maturity of
                                                                                          Senior Subordinated
Initial Purchaser                                                                         Notes to
-----------------                                                                         be Purchased
                                                                                          -------------------
Bear, Stearns & Co. Inc.                                                                        $ 218,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                                 72,800,000
Salomon Smith Barney Inc.                                                                          36,400,000
NationsBanc Montgomery Securities LLC                                                              18,200,000
Warburg Dillon Read LLC                                                                            18,200,000
                                                                                                -------------
         Total                                                                                  $ 364,000,000

                                   SCHEDULE 4



1.  Intermedia Communications Inc. 401(k) Profit Sharing Plan

                                   EXHIBIT A


             Form of Opinion of Kronish, Lieb, Weiner & Hellman LLP

         1. Each of the Company and the Subsidiaries is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as it is being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

         2. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights under the Delaware General Corporation Law. The authorized, issued and outstanding capital stock of the Company conforms in all respects to the description thereof set forth in the Offering Memorandum.

         3. All of the issued and outstanding capital stock of, or other ownership interests in, the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights under the Delaware General Corporation Law or known to us, after reasonable inquiry, and, are owned by the Company of record and, to our knowledge, after reasonable inquiry, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance. There are not, to our knowledge, currently, and will not be following the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary (other than options issued pursuant to the Company's stock option plans, the 153,500 warrants each to purchase 4.38 shares of Common Stock, a warrant to purchase 200,000 shares of Common Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, and noting that at present rights trade with the Common Stock).

         4. When the Senior Subordinated Notes are issued and delivered pursuant to this Agreement, no Senior Subordinated Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under
Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         5. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, and the other Operative Documents, as applicable, and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Subordinated Notes as provided herein and therein.

         6. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution by the other parties hereto, is the legally valid and binding agreement of the Company.

         7. Each of the Indenture and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming due execution by the other parties thereto, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         8. The Senior Subordinated Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of this Agreement and the Indenture, assuming due execution by the other parties thereto, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         9. The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture, assuming due execution by the other parties thereto, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         10. The Offering Memorandum contains a fair summary of each of the Senior Subordinated Notes, the Indenture, and the Registration Rights Agreement.

         11. No registration under the Act of the Senior Subordinated Notes is required for the sale of the Senior Subordinated Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming
(i) that the Initial Purchasers are Qualified Institutional Buyers, as defined in Rule 144A under the Act ("QIB"), (ii) that the purchasers who buy the Senior Subordinated Notes in the Exempt Resales are Eligible Purchasers, (iii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Senior Subordinated Notes to the Initial Purchasers and the Exempt Resales contained in this Agreement and (iv) the accuracy of the Company's representations in Sections 5(a)(ii), (xxviii), (xxix) (other than with respect to the first sentence) and (xxxi) of this Agreement.

         12. The Offering Memorandum, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

         13. Prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

         14. None of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Senior Subordinated Notes or (C) the consummation by the Company and the Subsidiaries of the transactions described in the Offering Memorandum under the caption "Use of Proceeds" violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or will result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to,
(i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property is or may be bound identified to such counsel as material (assuming all of such agreements are governed by New York law), (iii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or any of their assets or properties known to such counsel, except that we express no opinion as to the matters addressed by the opinion of Kelley, Drye & Warren LLP, and except in the case of clauses (ii) and (iii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Offering Memorandum. Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents,
(2) the issuance and sale of the Senior Subordinated Notes or (3) consummation by the Company and the Subsidiaries of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," except (i) such as have been obtained and made or have been disclosed in the Offering Memorandum,
(ii) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect, and (iii) we express no opinion as to the matters addressed by the opinion of Kelley, Drye & Warren LLP. To the best of such counsel's knowledge, after reasonable inquiry, no consents or waivers from any other person are required for the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, the issuance and sale of the Senior Subordinated Notes, other than such consents and waivers as have been obtained or are being applied for, except that we express no opinion as to the matters addressed by the opinion of Kelley, Drye & Warren LLP.

         15. None of the Company or any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         16. Except as set forth in this Agreement or in the Registration Rights Agreement, to such counsel's knowledge, after reasonable inquiry there are no holders of any securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act securities held by them.

         17. None of the execution, delivery and performance of this Agreement, the issuance and sale of



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


the Senior Subordinated Notes, the application of the proceeds from the issuance and sale of the Senior Subordinated Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

         18. To the knowledge of such counsel, after reasonable inquiry, no search of courts having been made, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which any of the Company or any Subsidiary is or may be a party or to which the business or property of any of the Company or any Subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which any of the Company or any Subsidiary is or may be subject has been issued that, in the case of clauses (i), (ii) and (iii) above, (w) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or, (x) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as disclosed in the Offering Memorandum; or (y) might interfere with, adversely affect or in any manner question the validity of the issuance and sale of the Senior Subordinated Notes or any of the other transactions contemplated by this Agreement or any of the other Operative Documents, except that such counsel shall express no opinion as to the matters addressed in the opinion of Kelley, Drye & Warren LLP.

         19. The statements contained in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences" are a fair and accurate summary of the matters discussed herein.

         We have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers and their representatives at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum or the Offering Memorandum (except as indicated above), on the basis of the foregoing, no facts have come to our attention which led us to believe that the Preliminary Offering Memorandum or the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

         For purposes of this opinion, Subsidiaries means the subsidiaries of the Company listed on Schedule 1 to this Agreement.



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



                                   EXHIBIT B


                    Form of Opinion of Kelley, Drye & Warren



                                      B-1